EXHIBIT 107

Calculation of Filing Fee Tables

424H
(Form Type)

John Deere Receivables LLC
(Exact Name of Registrant as Specified in its Charter)

N/A

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Asset Backed Securities	Class A-1 Asset Backed Notes, Series 2024	457(s)	$341,500,000	100%	$341,500,000	0.00014760	$50,405.4
	Asset Backed Securities	Class A-2 Asset Backed Notes, Series 2024	457(s)	$455,250,000	100%	$455,250,000	0.00014760	$67,194.9
	Asset Backed Securities	Class A-3 Asset Backed Notes, Series 2024	457(s)	$455,250,000	100%	$455,250,000	0.00014760	$67,194.9
	Asset Backed Securities	Class A-4 Asset Backed Notes, Series 2024	457(s)	$98,580,000	100%	$98,580,000	0.00014760	$14,550.41
Fees Previously Paid	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)
Carry Forward Securities

Carry Forward Securities
	Total Offering Amounts	$1,350,580,000	$199,345.61
	Total Fees Previously Paid		$0.00
	Total Fee Offsets		$27,402.33
	Net Fee Due		$171,943.28

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)
Fee Offset Sources	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)
Rule 457(p)
Fee Offset Claims	John Deere Receivables LLC	424H	333-264978	(1)	September 6, 2023	$27,402.33(2)	Asset-Backed Securities	John Deere Owner Trust 2023-C, Asset Backed Notes	John Deere Owner Trust 2023-C, Class A-1 5.650% Asset Backed Notes; John Deere Owner Trust 2023-C, Class A-2 5.76% Asset Backed Notes; John Deere Owner Trust 2023-C, Class A-3 5.48% Asset Backed Notes; and John Deere Owner Trust	248,660,000	(1)

2023-C, Class A-4 5.39% Asset Backed Notes
Fee Offset Sources	John Deere Receivables LLC	424H	333-264978	(1)	September 6, 2023	(1)	(1)	(1)	(1)	(1)	$27,402.33

(1)	Not applicable.
(2)	The registrant has completed the offering that included the unsold securities associated with the claimed offset under the prior registration statement.